Exhibit 99.2
VOTE BY INTERNET Before The Meeting - Go to www.proxyvote.com Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 p.m. Eastern Time on [TBD], 2021. Have your proxy card available when you access the website and follow the instructions to obtain your records and to create an electronic voting instruction form. During The Meeting - Go to www.virtualshareholdermeeting.com/TCF2021SGM You may attend the meeting via the Internet and vote during the meeting. Have the information that is printed in the box marked by the arrow available and follow the instructions. VOTE BY PHONE - 1-800-690-6903 Use any touch-tone telephone to transmit your voting instructions up until 11:59 p.m. Eastern Time on [TBD], 2021. Have your proxy card available when you call and then follow the instructions. VOTE BY MAIL Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717. To view or print a copy of the [TBD], go to www.proxyvote.com.
Adoption of the Agreement and Plan of Merger, dated as of December 13, 2020 (as it may be amended from time to time), by and between TCF Financial Corporation (“TCF”) and Huntington Bancshares Incorporated (“Huntington”), pursuant to which TCF will merge with and into Huntington, with Huntington surviving the merger (the “TCF merger proposal”). Approval, on a non-binding advisory basis, of certain compensation that will or may be paid by TCF to its named executive officers that is based on or otherwise relates to the merger (the “TCF compensation proposal”). Approval of the adjournment of the special meeting of TCF shareholders to a later date or dates, if necessary or appropriate, for the purpose of soliciting additional votes for the approval of the TCF merger proposal if there are insufficient votes to approve the TCF merger proposal at the time of the special meeting or to ensure that any supplement or amendment to the accompanying joint proxy statement/prospectus is timely provided to holders of TCF common stock (the “TCF adjournment proposal”).  NOTE: Please sign exactly as your name(s) appear(s) hereon. All holders must sign. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. If a corporation, please sign in full corporate name by authorized officer. If a partnership, please sign in partnership name by authorized person. Signature [PLEASE SIGN WITHIN BOX] Date Signature (Joint Owners) Date

2021 Special Meeting of Shareholders March 25, 2021 at 2:30 p.m. CT www.virtualshareholdermeeting.com/TCF2021SGM Important Notice Regarding the Internet Availability of Proxy Materials for the Special Meeting: The Notice and Joint Proxy Statement/Prospectus are available at www.proxyvote.com. TCF FINANCIAL CORPORATION THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS SPECIAL MEETING OF SHAREHOLDERS March 25, 2021 As the shareholder(s) named on this card, you hereby appoint Brian W. Maass and Joseph T. Green, or either of them, as proxies, each with the power to appoint his substitute, and hereby authorize them to represent and to vote upon all matters that may properly come before the Special Meeting of Shareholders to be held at 2:30 p.m. Central Time on March 25, 2021 (the “Special Meeting”), virtually by means of internet at www.virtualshareholdermeeting.com/TCF2021SGM, all of the shares of common stock of TCF Financial Corporation that you are entitled to vote at the Special Meeting and any adjournment or postponement thereof upon all matters that may properly come before the Special Meeting, subject to any directions indicated on the reverse side of this card. TO ATTEND THE VIRTUAL MEETING, YOU MUST HAVE THE CONTROL NUMBER THAT IS LOCATED ON THE REVERSE SIDE OF THIS FORM, USING THE FOLLOWING PASSWORD: [TBD]. If shares of stock are owned through the TCF 401K Plan (“401(k) Plan”), your vote will provide voting instructions to the 401(k) Plan trustee which has been instructed to vote all shares at the Special Meeting and any adjournment thereof. The Advisory Committee for the 401(k) Plan will instruct the 401(k) Plan trustee to vote all shares in the 401(k) Plan for which instructions are not received from you by [TBD], 2021. This proxy, when properly executed, will be voted as directed by you upon all matters that may properly come before the virtual Special Meeting. If your shares are held in an account at a brokerage firm or bank, you must instruct your broker or bank on how to vote your shares. If no such directions are made, this proxy will be voted: (a) FOR the TCF merger proposal, (b) FOR the approval, in a non-binding advisory vote, of the TCF compensation proposal and (c) FOR the TCF adjournment proposal. The proxies will vote in their own discretion: (a) any other business that may properly come before the Special Meeting for which the Board of Directors did not receive timely notice and (b) matters incident to the conduct of the Special Meeting. The shareholder can revoke this proxy after submitting it (see proxy statement). PLEASE MARK, SIGN, DATE AND RETURN THIS PROXY CARD PROMPTLY USING THE ENCLOSED REPLY ENVELOPE Continued and to be signed on reverse side